UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 7, 2006
ADVENTRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15803	84-1318182
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(Address of principal executive offices and zip code)
(858) 552-0866
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 2.1
EXHIBIT 23.1
EXHIBIT 99.1

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On April 26, 2006, ADVENTRX PHARMACEUTICALS, INC. (the “Registrant”) completed its acquisition of SD Pharmaceuticals, Inc. (“SDP”). The disclosures set forth under Item 1.01 of the Registrant’s initial report on Form 8-K filed on April 11, 2006 are hereby incorporated by reference. Upon closing the merger, the Registrant issued approximately 2,100,000 shares of its common stock to the stockholders of SDP. The foregoing description is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, dated as of April 7, 2006 (including the exhibits thereto), and to the press release issued by the Registrant on April 28, 2006 with respect to the closing of the merger, which are attached to this report as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

The financial statements of SD Pharmaceuticals, Inc. are included in this report commencing at page F-1, below (following the signature page).

(b)	Pro Forma Financial Information.

Pro Forma Financial information is included in this report commencing at page F- 13, below.

(d)	Exhibits. The exhibit list required by Item 9.01(d) is incorporated by reference to the exhibit index filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX PHARMACEUTICALS, INC.
Date: May 1, 2006	By:	/s/ Carrie Carlander
Carrie Carlander
Chief Financial Officer, Senior Vice President, Finance, Secretary and Treasurer (Principal Financial Officer)

Index to Financial Information

Page
Audited Financial Statements of SD Pharmaceuticals, Inc.:

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets	F-3
December 31, 2005 and 2004

Statements of Operations	F-4
For the year ended December 31, 2005 and the period from June 16, 2004 (Date of Inception) to December 31, 2004

Statements of Stockholders’ Deficiency	F-5
For the Period from June 16, 2004 (Date of Inception) to December 31, 2005

Statements of Cash Flows	F-6
For the year ended December 31, 2005 and period from June 16, 2004 (Date of Inception) to December 31, 2004

Notes to Financial Statements	F-7 / 12

Unaudited Pro Forma Financial Information:

Introduction to Unaudited Pro Forma Condensed	F-13
Combined Financial Statements

Unaudited Pro Forma Condensed Combined	F-14
Balance Sheet as of December 31, 2005

Unaudited Pro Forma Condensed Combined	F-15
Statement of Operations for the year ended December 31, 2005

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-16

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
SD Pharmaceuticals, Inc.
We have audited the accompanying balance sheets of SD Pharmaceuticals, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ deficiency and cash flows for the year ended December 31, 2005 and the period from June 16, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SD Pharmaceuticals, Inc. as of December 31, 2005 and 2004, and its results of operations and cash flows for the year ended December 31, 2005, and the period from June 16, 2004 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred recurring operating losses, has a working capital deficiency and a net capital deficiency. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.
/s/J.H. Cohn LLP
San Diego, California
April 14, 2006

SD PHARMACEUTICALS, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
Current assets—cash	$74,250	$1,500

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable	$91,600	$70,900
Due to related parties	56,800	37,300
Accrued compensation	30,000	—
Deferred revenue	150,000	—

Total liabilities	328,400	108,200

Contingencies

Stockholders’ deficiency:
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares issued	—	—
Common stock, $.001 par value; 25,000,000 shares authorized; 5,946,801 and 5,784,800 shares issued and outstanding, respectively	5,950	5,780
Additional paid-in capital	36,200	7,420
Accumulated deficit	(296,300)	(119,900)

Total stockholders’ deficiency	(254,150)	(106,700)

Total liabilities and stockholders’ deficiency	$74,250	$1,500

See Notes to Financial Statements.

SD PHARMACEUTICALS, INC.
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005 AND THE PERIOD FROM
JUNE 16, 2004 (DATE OF INCEPTION) TO DECEMBER 31, 2004

	2005	2004
Costs and expenses
Research and development	$116,500	$85,500
General and administrative	61,500	34,400

Total costs and expenses	178,000	119,900

Other- interest income	1,600	—

Net loss	$(176,400)	$(119,900)

See Notes to Financial Statements.

SD PHARMACEUTICALS, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD FROM JUNE 16, 2004 (DATE OF INCEPTION)
TO DECEMBER 31, 2005

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficiency
Shares issued to founders	5,600,000	$5,600	$(5,600)	$—	$—
Shares issued to legal firms for deferral of payments	184,800	180	13,020	—	13,200
Net loss	—	—	—	(119,900)	(119,900)

Balance at December 31, 2004	5,784,800	5,780	7,420	(119,900)	(106,700)
Shares issued for services	162,001	170	28,780	—	28,950
Net loss	—	—	—	(176,400)	(176,400)

Balance at December 31, 2005	5,946,801	$5,950	$36,200	$(296,300)	$(254,150)

See Notes to Financial Statements.

SD PHARMACEUTICALS, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005 AND THE PERIOD FROM
JUNE 16, 2004 (DATE OF INCEPTION) TO DECEMBER 31, 2004

	2005	2004
Operating activities:
Net loss	$(176,400)	$(119,900)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Issuance of common stock for expenses	28,950	13,200
Changes in operating assets and liabilities:
Accounts payable	20,700	70,900
Accrued compensation	30,000	—
Deferred revenue	150,000	—

Net cash provided by (used in) operating activities	53,250	(35,800)

Financing activities:
Borrowings from related parties	31,500	37,300
Repayments to related parties	(12,000)	—

Net cash provided by financing activities	19,500	37,300

Net increase in cash	72,750	1,500
Cash, beginning of period	1,500	—

Cash, end of period	$74,250	$1,500

See Notes to Financial Statements.

SD PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1- Description of company:
SD Pharmaceuticals, Inc. a Delaware corporation (the “Company”), is a biopharmaceutical research and development company focused on developing and licensing novel formulations of currently marketed drugs that will improve their safety and efficacy profile. The Company entered into its first license agreement in 2005 (see Note 4).
Note 2- Basis of presentation:
The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern and the realization of the Company’s assets and the satisfaction of its liabilities in the normal course of business. As of December 31, 2005, the Company has an accumulated deficit of $296,300 and a stockholders’ deficiency of $254,150. Additionally, at December 31, 2005, current liabilities exceeded current assets by $254,150. Due to the Company’s recurring losses and stockholders’ deficiency, there can be no assurance that the Company will be able to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.
The Company is seeking collaborative or other arrangements with larger pharmaceutical companies, under which such companies would license certain of the technologies and products the Company is developing. Competition for corporate partnering arrangements with major pharmaceutical companies is intense, with a large number of biopharmaceutical companies attempting to arrive at such arrangements. Accordingly, there can be no assurance that an agreement will be reached in a timely manner, or at all, or that any agreement that may be reached will successfully reduce the Company’s short-term or long-term funding requirements.
Note 3- Summary of significant accounting policies:
Use of estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SD PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS
Note 3- Summary of significant accounting policies (concluded):
Accounting for share-based payments:
The Company will apply Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments” and related interpretations in accounting for employee stock-based compensation. The Company has not granted any options as of December 31, 2005.
Concentrations:
Substantially all of the Company’s cash is maintained with a major financial institution in the United States. At times, deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk. At December 31, 2005, cash on deposit with the financial institution did not exceed Federally insured limits.
Revenue recognition:
Up-front payments from licensing agreements are deferred and recognized as revenue systematically over the period that such payments are earned.
Research and development costs:
All research and development costs are expensed as incurred.
Income taxes:
Income taxes are accounted for using the asset and liability method under which deferred tax assets and liabilities are recognized for estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount expected to be realized. Deferred tax expense or benefit is recognized as a result of the change in the asset or liability during the period.

Note 4 — License agreement:
The Company entered into an exclusive license agreement in the third quarter of 2005 with Adventrx Pharmaceuticals, Inc. (“ADVENTRX”) (see Note 8) for rights to a patent application which describes an invention relating to an emulsion composition for delivering highly water-soluble vinca alkaloid drugs. The rights include the right to commercial development, use, and sale of the invention. In consideration for these rights, ADVENTRX paid an up front fee of $150,000 and has agreed to pay the Company certain milestone payments and royalties on future sales, if any.
Note 5 — Income taxes:
Due to the Company’s net loss position, the Company has provided a valuation allowance to offset the total amount of deferred tax assets. Therefore, there was no provision or benefit for income taxes recorded for the year ended December 31, 2005 and for the period from June 16, 2004 (date of inception) to December 31, 2004.
The income tax provision is different from that which would be obtained by applying the statutory Federal income tax rate (34%) to the loss before income tax expense. The items causing this difference are as follows:

	2005	2004
Income tax benefit at Federal statutory rate	$(60,000)	$(40,800)
State tax	900	800
Other	8,900	3,700

Totals	(50,200)	(36,300)

Change in valuation allowance	50,200	36,300

Totals	$—	$—

Note 5 — Income taxes (concluded):
Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$35,400	$36,300
License fees	51,100	—

Total deferred tax assets	86,500	36,300
Less: valuation allowance	(86,500)	(36,300)

Total deferred tax assets, net of valuation allowance	$—	$—

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. Management periodically evaluates the recoverability of the deferred tax assets. At such time as it is determined that it is more likely than not that the deferred tax assets are realizable, the valuation allowance will be reduced. The Company has recorded a valuation allowance of $86,500 as of December 31, 2005 to reflect the estimated amount of deferred taxes that may not be realized. The Company increased its valuation allowance by $50,200 during the year ended December 31, 2005.
At December 31, 2005 the Company had federal and California tax loss carryforwards of approximately $103,300. The Federal net operating loss carryforwards begin to expire in 2024, if unused.
The utilization of net operating loss carryforwards and tax credit carryforwards is dependent on the future taxable income of the Company. Furthermore, the Internal Revenue Code imposes a substantial restriction on the utilization of net operating loss and tax credit carryforwards in the event of an “ownership change” of more than 50 percentage points during any three year period. As a result of the “change in ownership” provisions, utilization of net operating loss and tax credit carryforwards may be subject to an annual limitation in future periods. As a result of an annual limitation, a portion of these carryforwards may expire before ultimately becoming available to reduce taxable income or income tax. The extent of such limitations, if any, are not known.

Note 6 — Related party transactions:
Certain research and development activities were performed by an entity owned by one of the founders. Costs related to such activities amounted to $32,300 for the year ended December 31, 2005, and $24,100 for the period from June 14, 2004 (date of inception) to December 31, 2004. Such amounts are included in due to related parties in the accompanying balance sheets.
During 2004, the founders loaned $6,000 to the Company. Such amount was outstanding as of December 31, 2004 and is included in due to related parties in the accompanying balance sheet. During 2005, the founders loaned an additional $6,000 to the Company. The entire amount was repaid by the Company prior to December 31, 2005.
During the year ended December 31, 2005, and for the period from June 16, 2004 (date of inception) to December 31, 2004, legal services were provided by entities who are stockholders of the Company (see Note 7). Costs incurred relating to those services amounted to $67,000 and $87,800, respectively, and are included in the accompanying statements of operations. Amounts owed to these entities at December 31, 2005 and 2004 aggregated $80,700 and $70,100, respectively, and are included in accounts payable in the accompanying balance sheets.
Note 7 — Equity transactions:
In 2005, the Company declared a common stock split of 1.4 to 1. Accordingly, all share and per share amounts in the financial statements and related notes have been adjusted to reflect the stock split for all periods presented.
On June 16, 2004, the Company issued 5,600,000 shares of its common stock to its founders for patents and technical knowledge. No value was ascribed to these shares.
On June 16, 2004, the Company issued 84,000 shares to its corporate legal firm in exchange for the deferral of payment for services provided. The fair value of these shares was determined to be $.0714 per share.
On June 22, 2004 and September 23, 2004, the Company issued 84,000 and 16,800 shares, respectively, to a legal firm in exchange for the deferral of payment for services provided. The fair value of these shares was determined to be $.0714 per share.
On January 3, 2005, the Company issued 162,001 shares to three individuals for consulting and research and development services. The fair value of these shares was determined to be $.1786 per share.

Note 8 — Litigation:
In the normal course of business, the Company may become subject to lawsuits and other claims and proceedings. Such matters are subject to uncertainty. Management is not aware of any pending or threatened lawsuit or proceeding that would have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Note 9 — Subsequent event:
On April 7, 2006, the Company and ADVENTRX signed a definitive agreement whereby ADVENTRX will acquire all of the outstanding shares of the Company. Under the terms of the agreement, ADVENTRX will issue approximately 2,100,000 shares of ADVENTRX common stock to the stockholders of the Company. The Agreement and Plan of Merger has been approved by the boards of directors of both companies and by the stockholders of the Company. The closing of the merger is subject to the fulfillment of a number of conditions which the parties currently expect to be satisfied during the second quarter of 2006.

PRO FORMA FINANCIAL INFORMATION
Introduction to Unaudited Pro Forma Condensed Combined Financial Statements
     On April 7, 2006, ADVENTRX Pharmaceuticals, Inc. (the “Company”, “we” or “us”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, SD Pharmaceuticals, Inc., a Delaware corporation (“SDP”), Speed Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Paul Marangos and Andrew X. Chen, each as stockholders of SDP, and Paul Marangos, as an individual acting as the stockholder representative. Pursuant to the Merger Agreement, we will acquire SDP through the merger of Merger Sub into SDP and SDP will continue as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”).
     Under the Merger Agreement, we issued an aggregate of approximately 2,100,000 shares of our common stock (the “Merger Consideration Shares”) to the stockholders of SDP. The issuances of the Merger Consideration Shares were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 4(2) of such Act. The Merger Agreement and the other transaction documents also contain customary representations, warranties and additional covenants by the parties.
     The closing of the Merger was subject to a number of conditions which were satisfied on April 26, 2006, including the listing of the Merger Consideration Shares with the American Stock Exchange. Within 35 days following the Merger, we are required to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Registration Statement”) covering the resale of the Merger Consideration Shares. If the Registration Statement has not become effective under the Securities Act by June 12, 2006, we would be obligated to make an aggregate cash payment of $100,000 to the stockholders of SDP on a pro rata basis.
     Five percent of the Merger Consideration Shares will be placed in escrow for indemnification purposes and released one year after the closing of the Merger, subject to any then pending indemnification claims.
     The Unaudited Pro Forma Condensed Combined Statement of Operations combines the historical consolidated statements of operations of the Company and SDP giving effect to the merger as if it had been consummated on January 1, 2005. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheet of the Company and the historical balance sheet of SDP, giving effect to the Merger as if it had been consummated on December 31, 2005.
     You should read this information in conjunction with the:
•	Accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	Separate historical financial statements of the Company as of and for the year ended December 31, 2005 included in the Company’s Annual Report on Form 10-K; and

•	Separate historical financial statements of SDP as of and for periods ended December 31, 2005 and 2004 included in this current report on Form 8-K/A.
     We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger on December 31, 2005 or on January 1, 2005. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.
     We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with the Company treated as the acquirer. Accordingly, the Company’s cost to acquire SDP will be allocated to the assets acquired and liabilities assumed (substantially in process research and development (“IPR&D”)) based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2005

	ADVENTRX
	PHARMACEUTICALS,	SD Pharmaceuticals,	Pro Forma
	INC.	Inc.	Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$14,634,618	$74,250	$(47)	2	$14,708,821
Accrued interest income	10,214	—	—		10,214
Prepaid expenses	255,802	—	—		255,802
Short-term investments	7,958,458				7,958,458

Assets available for sale
Total current assets	22,859,092	74,250	(47)		22,933,295
Property and equipment	407,544	—	—		407,544
Other assets	355,137	—	—		355,137

Total assets	$23,621,773	$74,250	$(47)		$23,695,976

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable	593,228	91,600	—		684,828

Accrued liabilities	930,274	56,800	100,000	2	1,087,074
Accrued salary	173,398	30,000	—		203,398
Warrant liability	29,696,411	—	—		29,696,411

Total current liabilities	31,393,311	178,400	100,000		31,671,711

Other long-term liabilities	57,078	—	—		57,078
Deferred revenues	—	150,000	(150,000)	3	—

Total liabilities	31,450,389	328,400	(50,000)		31,728,789

Common stock	67,364	5,950	(5,950)	1	67,364
			2,100	2	2,100

Additional paid-in capital	52,105,329	36,200			62,267,134
			(36,200)	1
			10,161,805	2

Accumulated deficit	(59,964,840)	(296,300)	296,300	1	(70,332,942)
			(10,368,102)	2
Accumulated other comprehensive loss	(1,722)	—	—		(1,722)
Treasury stock	(34,747)	—	—		(34,747)

Total Stockholders’ deficiency	(7,828,616)	(254,150)	49,953		(8,032,813)

Total Liabilities and Stockholders’ deficiency	$23,621,773	$74,250	$(47)		$23,695,976

See accompanying notes to unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the twelve months ended December 31, 2005

	ADVENTRX	SD
	PHARMACEUTICALS,	Pharmaceuticals,	Pro Forma		Pro Forma
	INC.	Inc.	Adjustments		Combined
Interest income	$496,059	$1,600	$—		$497,659

Total revenue	496,059	1,600	—		497,659

Operating expenses
Research and development	8,682,498	116,500	(150,000	) 3	8,648,998
General and administrative	4,901,002	61,500			4,962,502
Depreciation and amortization	115,545				115,545

Total operating expenses	13,699,045	178,000	(150,000)		13,727,045

Loss from operations	(13,202,986)	(176,400)	150,000		(13,229,386)

Loss on fair value of warrants	(11,579,660)				(11,579,660)

Net loss	(24,782,646)	(176,400)	150,000		(24,809,046)

Net loss applicable to common stock	(24,782,646)	(176,400)	150,000		(24,809,046)

Loss per common share — basic and diluted	$(0.41)				$(0.40)

Weighted average shares outstanding — basic/diluted	59,828,357				61,928,347

See accompanying notes to unaudited Pro Forma Condensed Combined Financial Statements.

Notes To Unaudited Pro Forma Condensed Combined Financial Statements
(1) Description of Transaction and Basis of Presentation
     On April 7, 2006, ADVENTRX Pharmaceuticals, Inc. (the “Company”, “we” or “us”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, SD Pharmaceuticals, Inc., a Delaware corporation (“SDP”), Speed Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Paul Marangos and Andrew X. Chen, each as stockholders of SDP, and Paul Marangos, as an individual acting as the stockholder representative. Pursuant to the Merger Agreement, we will acquire SDP through the merger of Merger Sub into SDP and SDP will continue as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”).
     Under the Merger Agreement, we issued an aggregate of approximately 2,100,000 shares of our common stock (the “Merger Consideration Shares”) to the stockholders of SDP. The issuances of the Merger Consideration Shares were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 4(2) of such Act. The Merger Agreement and the other transaction documents also contain customary representations, warranties and additional covenants by the parties.
     The closing of the merger was subject to a number of conditions which were satisfied on April 26, 2006, including the listing of the Merger Consideration Shares with the American Stock Exchange. Within 35 days following the Merger, we are required to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Registration Statement”) covering the resale of the Merger Consideration Shares. If the Registration Statement has not become effective under the Securities Act by June 12, 2006, we would be obligated to make an aggregate cash payment of $100,000 to the stockholders of SDP on a pro rata basis.
     The merger will be accounted for as a purchase by the Company under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of SDP will be recorded as of the acquisition date, at their respective fair values, and combined with those of the Company. The reported financial condition and results of operations of the Company after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of SDP. The estimated purchase price has been preliminarily allocated to acquired in process research and development.
     As required by FASB Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method”, the Company will record a charge upon the closing of the transaction of $10,368,102 for the preliminary estimate of the portion of the purchase price allocated to acquired IPRD.
     A valuation using the guidance in SFAS No. 141, “Business Combinations” and the AICPA Practice Aid “Assets Acquired in a Business Combination to Be Used in Research and Development Activities: A Focus on Software, Electronic Devices and Pharmaceutical Industries” is being performed to determine the fair value of research and development projects of SDP which were in-process but not yet completed. The valuation is a preliminary allocation to IPRD. If the actual fair value is materially different we will adjust the preliminary estimate accordingly.

Notes To Unaudited Pro Forma Condensed Combined Financial Statements
Notes:
1	To eliminate stockholders’ accounts of SDP.

2	To reflect the issuance of 2,099,990 shares of $.001 par value common stock of the Company to SDP stockholders. The components of the preliminary purchase price which will be charged to IPRD are summarized as follows:

Common stock issued (2,099,990 x 4.84)	10,163,952
Liabilities assumed	178,400
Assets acquired — cash	(74,250)
Estimated transaction costs	100,000

Total purchase price	10,368,102

3	To eliminate deferred revenue (SDP) license fees ($150,000) — see IS 2005

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 7, 2006, by and among the Registrant, Speed Acquisition, Inc., SD Pharmaceuticals, Inc. and certain individuals named therein (including exhibits thereto).

23.1	Consent of J.H. Cohn LLP, Independent Registered Public Accounting Firm.

99.1	Press Release of the Registrant dated April 28, 2006.